Exhibit 99

Form 4 Joint Filer Information

Name:     Northrop Grumman Space & Mission Systems Corp.,
    an Ohio corporation
Address:    1840 Century Park East
    Los Angeles, CA 90067
Designated Filer:  Northrop Grumman Corporation
Issuer & Ticker Symbol: NOC
Date of Event
  Requiring Statement: 11/22/2005
Signature:

By:
    Kathleen M. Salmas
    Secretary